EXHIBIT 1.1

GUGGENHEIM DEFINED PORTFOLIOS, SERIES 2367

Large Cap Buffer 20 Portfolio, Series 8

AMENDMENT NO. 1 TO THE

REFERENCE TRUST AGREEMENT

This Amendment no. 1 to the Reference Trust Agreement dated as of January 11, 2024, between Guggenheim Funds Distributors, LLC, as Depositor, and The Bank of New York Mellon, as Trustee, sets forth certain provisions in full and incorporates other provisions by reference to the document entitled “Standard Terms and Conditions of Trust For Series Formed on or Subsequent to December 18, 2001” (herein called the “Standard Terms and Conditions of Trust”), and such provisions as are set forth in full and such provisions as are incorporated by reference constitute a single instrument. All references herein to Articles and Sections are to Articles and Sections of the Standard Terms and Conditions of Trust.

WITNESSETH THAT:

In consideration of the premises and of the mutual agreements herein contained, the Depositor and the Trustee agree as follows:

PART I.

STANDARD TERMS AND CONDITIONS OF TRUST

Subject to the provisions of Part II hereof, all the provisions contained in the Standard Terms and Conditions of Trust are herein incorporated by reference in their entirety and shall be deemed to be a part of this instrument as fully and to the same extent as though said provisions had been set forth in this instrument.

PART II.

SPECIAL TERMS AND CONDITIONS OF TRUST

The following special terms and conditions are hereby agreed to:

(1)       The securities listed in the Schedule hereto have been deposited in the Trust(s) under this Reference Trust Agreement as indicated on the attached Schedule A.

(2)       For the purposes of the definition of the term “Unit” in Article I, it is hereby specified that the fractional undivided interest in and ownership of a Trust(s) is the amount described in Amendment No. 1 to the Trust’s Registration Statement (Registration No. 333-274838) as filed with the Securities and Exchange Commission today. The fractional undivided interest may (a) increase by the number of any additional Units issued pursuant to Section 2.03, (b) increase or decrease in connection with an adjustment to the number of Units pursuant to Section 2.03, or (c) decrease by the number of Units redeemed pursuant to Section 5.02.

(3)       The term “Deferred Sales Charge” shall mean the “deferred sales fee”, if any, as described in the Prospectus.

(4)       The terms “Income Account Record Date” and “Capital Account Record Date” shall mean the dates set forth under “Essential Information--Record Dates” in the Prospectus.

(5)       The terms “Income Account Distribution Date” and “Capital Account Distribution Date” shall mean the dates set forth under “Essential Information--Distribution Dates” in the Prospectus.

(6)       The term “Initial Date of Deposit” shall mean the date of this Reference Trust Agreement as set forth above.

(7)       The definition of “Supplemental Indenture” is hereby deleted in its entirety.

(8)       The definition of “Addendum to the Reference Trust Agreement” is hereby deleted in its entirety.

(9)       The term “Additional Securities” shall mean such Securities which have been deposited pursuant to Section 2.05 to effect an increase over the number of Units initially specified in the Reference Trust Agreement.

(10)       The number of Units of the Trust(s) referred to in Section 2.03 shall be equal to the “Number of Units” in the Statement(s) of Financial Condition in the Prospectus.

(11)       Article III is hereby amended by adding the following section:

Section 3.23. Bookkeeping and Administrative Expenses. If so provided in the Prospectus, as compensation for providing bookkeeping and other administrative services of a character described in Section 26(a)(2)(C) of the Investment Company Act of 1940 to the extent such services are in addition to, and do not duplicate, the services to be provided hereunder by the Trustee or the Depositor for providing supervisory services, the Depositor shall receive at the times specified in Section 9.02 in connection with the termination of the Trust, against a statement or statements therefor submitted to the Trustee an aggregate annual fee in an amount which shall not exceed that amount set forth in the Prospectus, calculated as specified in Section 3.05. Such compensation may, from time to time, be adjusted provided that the total adjustment upward does not, at the time of such adjustment, exceed the percentage of the total increase, during the period from the Reference Trust Agreement to the date of any such increase, in consumer prices for services as measured by the United States Department of Labor Consumer Price Index entitled “All Services Less Rent of Shelter” or similar index as described under Section 3.18. The consent or concurrence of any Unitholder hereunder shall not be required for any such adjustment or increase. Such compensation shall be accrued by the Trustee, upon receipt of invoice therefor from the Depositor, and be paid in connection with the termination of the Trust pursuant to Section 9.02. The Trustee shall have no liability to any Unitholder or other person for any payment made in good faith pursuant to this Section.

If the cash balance in the Income and Capital Accounts shall be insufficient to provide for amounts payable pursuant to this Section 3.23, the Trustee shall have the power to sell (1) Securities from the current list of Securities designated to be sold pursuant to Section 5.02 hereof, or (2) if no such Securities have been so designated, such Securities as the Trustee may see fit to sell in its own discretion, and to apply the proceeds of any such sale in payment of the amounts payable pursuant to this Section 3.23. Any moneys payable to the Depositor pursuant to this Section 3.23 shall be secured by a prior lien on the Trust except that no such lien shall be prior to any lien in favor of the Trustee under the provisions of Section 6.04.

Any moneys payable to the Depositor pursuant to this Section 3.23 shall be secured by a prior lien on the Trust except that no such lien shall be prior to any lien in favor of the Trustee under the provisions of Section 6.04.

(12)       The phrases “supervisory services,” “supervisory portfolio services” and “portfolio supervisory services” in Sections 3.18 are hereby replaced with the phrase “portfolio supervisory services and bookkeeping and administrative expenses.”

(13)       Section 7.05 is hereby amended and replaced in its entirety with the following:

Section 7.05. Compensation. The Depositor shall receive at the times set forth in Section 9.02 as compensation for performing portfolio supervisory services, bookkeeping and administrative expenses and evaluation services, such amount and for such periods as specified the Prospectus and/or Reference Trust Agreement. The compensation for providing portfolio supervisory services, bookkeeping and administrative expenses and evaluation services shall be made on the basis of the largest number of units outstanding at any time during the period for which such compensation is being computed. At no time, however, will the total amount received by the Depositor for services rendered to all series of Guggenheim Defined Portfolios in any calendar year exceed the aggregate cost to them of supplying such services in such year. Such rate may be increased by the Trustee from time to time, without the consent or approval of any Unitholder, or the Depositor, by amounts not exceeding the proportionate increase during the period from the date of such Prospectus and/or Reference Trust Agreement to the date of any such increase, in consumer prices as published either under the classification “All Services Less Rent” in the Consumer Price Index published by the United States Department of Labor or, IF such Index is no longer published, a similar index. Such compensation shall be accrued by the Trustee and be paid in connection with the termination of the Trust pursuant to Section 9.02.

In the event that any amount of the compensation paid to the Depositor pursuant to Sections 3.05, 3.18 and 3.23 and 4.03 is found to be an improper charge against a Trust, the Depositor shall reimburse the Trust in such amount. An improper charge shall be established if a final judgment or order for reimbursement of the Trust shall be rendered against the Depositor and such judgment or order shall not be effectively stayed or a final settlement is established in which the Depositor agrees to reimburse the Trust for amounts paid to the Depositor pursuant to this Section 7.05.

(14)       Section 3.22 is hereby amended and replaced in its entirety with the following:

Section 3.22. Creation and Development Fee. If the Prospectus related to a Trust specifies a creation and development fee (the “Creation and Development Fee”), the Trustee shall, on such date or dates set forth in the Prospectus for a Trust, withdraw from the Reserve Account an amount equal to either the accrued and unpaid Creation and Development Fee as of such date (for Trusts in which the applicable Prospectus provides that the Creation and Development Fee accrues on a daily basis) or the entire Creation and Development Fee (for Trusts in which the applicable Prospectus provides that the Creation and Development Fee be assessed at the conclusion of the initial offering period, as certified by the Depositor to the Trustee) and credit such amount to a special non-Trust account designated by the Depositor out of which the Creation and Development Fee will be distributed to the Depositor (the “Creation and Development Account”). For Trusts in which the applicable Prospectus provides for daily accrual of the Creation and Development Fee, the Creation and Development Fee will accrue on a daily basis from the day after the conclusion of the initial offering period through the Trust’s Mandatory Termination Date. Such a Creation and Development Fee will accrue at a daily rate of the total fixed dollar Creation and Development Fee amount stated in the applicable Prospectus divided by the number of days from the day after the conclusion of the initial offering period through the Trust’s Mandatory Termination Date. For Trusts in which the applicable Prospectus provides that the entire Creation and Development Fee will be assessed at the conclusion of the initial offering period, the reimbursement provided for in this Section shall be for the account of Unitholders of record at the conclusion of the initial offering period and shall have no effect on the Unit Value prior to such date. If the balance in the Reserve Account is insufficient to make such withdrawal, the Trustee shall, as directed by the Depositor, advance funds in an amount required to fund the proposed withdrawal and be entitled to reimbursement of such advance upon the deposit of additional moneys in the Reserve Account, and/or sell Securities and credit the proceeds thereof to the Creation and Development Account. Such direction shall, if the Trustee is directed to sell a Security, identify the Security to be sold and include instructions as to the execution of such sale. In the absence of such direction by the Depositor, the Trustee shall sell Securities sufficient to pay the creation and development fee (and any unreimbursed advance then outstanding) in full, and shall select Securities to be sold in such manner as will maintain (to the extent practicable) the relative proportion of number of shares of each Security then held. The proceeds of such sales, less any amounts paid to the Trustee in reimbursement of its advances, shall be credited to the Creation and Development Account. If the Trust is terminated pursuant to Section 9.02, the Depositor agrees to reimburse Unitholders for any amounts of the Creation and Development Fee collected by the Depositor to which it is not entitled. All advances made by the Trustee pursuant to this Section shall be secured by a lien on the Trust prior to the interest of Unitholders. Notwithstanding the foregoing, the Depositor shall not receive any amount of Creation and Development Fee which, when added to any other sales charge imposed, exceeds the maximum amount per Unit stated in the Prospectus. The Trustee shall have no responsibility or liability for damages or loss resulting from any error in the information in the preceding sentence. The Depositor agrees to reimburse the Trust and any Unitholder any amount of Creation and Development Fee it receives which exceeds the amount which the Depositor may receive under applicable laws, regulations and rules.

(15)       Article III is hereby amended by adding the following section:

Section 3.24. License Fees. If so provided in the Prospectus, the Depositor may enter into a Licensing Agreement (the “Agreement”) with a licensor (the “Licensor”) described in the Prospectus in which the Trust(s), as consideration for the licenses granted by the Licensor for the right to use its trademarks and trade names, intellectual property rights or for the use of databases and research owned by the Licensor, will pay a fee set forth in the Agreement to the applicable Licensor or the Depositor to reimburse the Depositor for payment of the expenses.

If the Agreement provides for an annual license fee computed in whole or part by reference to the average daily net asset value of the Trust assets, for purpose of calculating the accrual of estimated expenses such annual fee shall accrue at a daily rate and the Trustee is authorized to compute an estimated license fee payment (i) until the Depositor has informed the Trustee that there will be no further deposits of additional Securities, by reference to an estimate of the average daily net asset value of the Trust assets which the Depositor shall provide the Trustee, (ii) thereafter and during the calendar quarter in which the last business day of the period described in clause (i) occurs, by reference to the net asset value of the Trust assets as of such last business day, and (iii) during each subsequent calendar quarter, by reference to the net asset value of the Trust assets as of the last business day of the preceding calendar quarter. The Trustee shall adjust the net asset value (Trust Fund Evaluation) as of the dates specified in the preceding sentence to account for any variation between accrual of estimated license fee and the license fee payable pursuant to the Agreement, but such adjustment shall not affect calculations made prior thereto and no adjustment shall be made in respect thereof.

(16)       Sections 2.05(a) and 2.05(b) are hereby amended and replaced in their entirety with the following:

Section 2.05. Deposit of Additional Securities. (a) Subject to the requirements set forth below in this Section, the Depositor may, on any Business Day (the “Trade Date”), subscribe for Additional Units as follows:

(1) Prior to the Evaluation Time defined in Section 5.01 on the Trade Date, the Depositor shall provide notice (the “Subscription Notice”) to the Trustee of the Depositor’s intention to subscribe for Additional Units. The Subscription Notice shall identify the Additional Securities to be acquired (unless such Additional Securities are a precise replication of the then existing portfolio) and shall either (i) specify the quantity of Additional Securities to be deposited by the Depositor on the settlement date for such subscription or (ii) instruct the Trustee to purchase Additional Securities with an aggregate cost as specified in the Subscription Notice.

(2) Promptly following the Evaluation Time on such Business Day, the Depositor shall verify with the Trustee, the number of Additional Units to be created.

(3) Not later than the time on the settlement date for such subscription when the Trustee is to deliver the Additional Units created thereby (which time shall not be later than the time by which the Trustee is required to settle any contracts for the purchase of Additional Securities entered into by the Trustee pursuant to the instruction of the Depositor referred to in subparagraph (1) above), the Depositor shall deposit with the Trustee (i) any Additional Securities specified in the Subscription Notice (or contracts to purchase such Additional Securities together with cash or a letter of credit in the amount necessary to settle such contracts) or (ii) cash or a letter of credit in the amount equal to the aggregate cost of the Additional Securities to be purchased by the Trustee, as specified in the Subscription Notice, together with, in each case, Cash defined below. “Cash” means, as to the Capital Account, cash or other property (other than Securities) on hand in the Capital Account or receivable and to be credited to the Capital Account as of the Evaluation Time on the Business Day preceding the Trade Date (other than amounts to be distributed solely to persons other than persons receiving the distribution from the Capital Account as holders of Additional Units created by the deposit), and, as to the Income Account, cash or other property (other than Securities) received by the Trust as of the Evaluation Time on the Business Day preceding the Trade Date or receivable by the Trust in respect of dividends or other distributions declared but not received as of the Evaluation Time on the Business Day preceding the Trade Date, reduced by the amount of any cash or other property received or receivable on any Security allocable (in accordance with the Trustee’s calculation of the monthly distribution from the Income Account pursuant to Section 3.05) to a distribution made or to be made in respect of a Record Date occurring prior to the Trade Date, and, as to the Reserve Account, cash on hand in the Reserve Account or receivable to be credited to the Reserve Account as of the date of the deposit (other than amounts to be withdrawn or distributed from the Reserve Account as permitted by Sections 2.01 and 3.04). Each deposit made pursuant to this Section 2.05 shall replicate, to the extent practicable, the portfolio immediately prior to such deposit.

(4) On the settlement date for a subscription, the Trustee shall, in exchange for the Securities and cash or Letter of Credit described above, issue and deliver to or on the order of the Depositor the number of Units verified by the Depositor with the Trustee. No Unit to be issued pursuant to this paragraph shall be issued or delivered unless and until Securities, cash or a Letter of Credit is received in exchange therefor and no person shall have any claim to any Unit not so issued and delivered or any interest in the Trust in respect thereof.

(5) Any Additional Securities shall be held, administered and applied by the Trustee in the same manner as herein provided for the Securities.

(6) The acceptance of Additional Units by the Depositor in accordance with the provisions of paragraph (a) of this Section shall be deemed a certification by the Depositor that the deposit or purchase of Additional Securities associated therewith complies with the conditions of this Section 2.05.

(b)       Instructions to purchase Additional Securities under this Section shall be in writing and shall direct the Trustee to purchase, or enter into contracts to purchase, Additional Securities; such instructions shall also specify the name, CUSIP number, if any, aggregate amount of each such Additional Security and price or range of price. If, at the time of a subsequent deposit under this Section, Securities of an Original Issue are unavailable, cannot be purchased at reasonable prices or their purchase is prohibited or restricted by applicable law, regulation or policies, in lieu of the portion of the deposit that would otherwise be represented by those Securities, the Depositor may (A) deposit (or instruct the Trustee to purchase) Securities of another Original Issue or (B) deposit cash or a letter of credit with instructions to acquire the Securities of such Original Issue when they become available.

(17)       The first two paragraphs of Section 9.05 is hereby amended and replaced in their entirety to read as follows:

Section 9.05. Written Notice. Any notice, demand, direction or instruction to be given to the Depositor, Evaluator or Supervisor hereunder shall be in writing and shall be duly given if mailed or delivered to the Depositor, 227 W. Monroe Street, Chicago, Illinois 60606, or at such other address as shall be specified by the Depositor to the other parties hereto in writing.

Any notice, demand, direction or instruction to be given to the Trustee shall be in writing and shall be duly given if delivered to the unit investment trust division office of the Trustee at 240 Greenwich Street, 22W Floor, New York, NY 10286, Attention: Unit Trust Division, or to such other address as shall be specified by the Trustee to the other parties in writing.

(18)       The second and third paragraphs of Section 6.02 are replaced in their entirety as follows:

An audit of the accounts of each Trust shall not be conducted unless the Depositor determines that such an audit is required. In the event that the Depositor determines that an audit is required, the accounts of each Trust shall be audited not less than annually by independent public accountants designated from time to time by the Depositor and reports of such accountants shall be furnished by the Trustee, upon request, to Unitholders. The Trustee, however, in connection with any such audits shall not be obligated to use Trust assets to pay for such audits in excess of the amounts, if any, indicated in the Prospectus relating to such Trust. The Trustee shall maintain and provide, upon the request of a Unitholder or the Depositor, the Unitholders’ or the Unitholder’s designated representative with the cost basis of the Securities represented by the Unitholder’s Units.

To the extent permitted under the Investment Company Act of 1940 as evidenced by an opinion of independent counsel to the Depositor reasonably satisfactory to the Trustee or “no-action” letters issued by the staff of the Securities and Exchange Commission, the Trustee shall pay, or reimburse to the Depositor or others, from the Reserve, Income or Capital Account the costs of the preparation of documents and information with respect to each Trust required by law or regulation in connection with the maintenance of a secondary market in units of each Trust. Such costs may include but are not limited to accounting and legal fees, blue sky registration and filing fees, printing expenses and other reasonable expenses related to documents required under federal and state securities laws.

(19)       The first two paragraphs of Section 6.04 are replaced in their entirety as follows:

Section 6.04. Compensation. Subject to the provisions of Section 3.14 hereof, the Trustee shall receive at the times set forth in Section 9.02, as compensation for performing ordinary normal recurring services under this Indenture, an amount calculated at the annual compensation rate stated in the Prospectus. The Trustee shall accrue a pro rated portion of its annual fee at the times specified in Section 3.05, which pro rated portion shall be calculated on the basis of the largest number of Units in such Trust at any time during the primary offering period. After the primary offering period has terminated, the fee shall accrue daily and be based on the number of Units outstanding on the first business day of each calendar year in which the fee is calculated or the number of Units outstanding at the end of the primary offering period, as appropriate. The Trustee may from time to time adjust its compensation as set forth above, provided that total adjustment upward does not, at the time of such adjustment, exceed the percentage of the total increase, after the date hereof, in consumer prices for services as measured by the United States Department of Labor Consumer Price Index entitled “All Services Less Rent,” or, if such index shall cease to be published, then as measured by the available index most nearly comparable to such index. The consent or concurrence of any Unitholder hereunder shall not be required for any such adjustment or increase, however, the consent of the Depositor shall be required. Such compensation shall be charged by the Trustee against the Reserve, Income and Capital Accounts of each Trust; provided, however, that such compensation shall be deemed to provide only for the usual, normal and proper functions undertaken as Trustee pursuant to this Indenture.

The Trustee shall charge the Reserve, Income and Capital Accounts for any and all expenses and disbursements incurred hereunder, including legal and auditing expenses, and for any extraordinary services performed hereunder, which extraordinary services shall include but not be limited to all costs and expenses incurred by the Trustee in making any annual or other reports or other documents referred to in Sections 6.01 and 6.02; provided, however, that the amount of any such charge which has not been finally determined as of any calculation time may be estimated and any necessary adjustments shall be made, provided, further, that if the balances in the Reserve, Income and Capital Accounts shall be insufficient to provide for amounts payable pursuant to this Section 6.04, the Trustee shall have the power to sell Securities in the manner provided in Section 5.02. The Trustee shall not be liable or responsible in any way for depreciation or loss incurred by reason of any such sale. Notwithstanding the previous provisions, to the extent the cash balance of the Reserve, Income and Capital Accounts are insufficient for the payment of Trust expenses and disbursements when due, when directed by the Depositor, the Trustee shall advance out of its own funds and deposit in and credit to the Reserve, Income or Capital Account, as appropriate, the amount or amounts required for the payment thereof; provided, however that the Trustee shall not be required to advance more than $15,000 for such purpose. The Trustee shall be entitled to be reimbursed without interest from the Reserve, Income Account or Capital Accounts when funds are next available therein, but not later than upon the receipt of proceeds from the sale or exercise of options or other securities held as Trust assets. The Trustee shall be deemed to be the beneficial owner of the assets of the Reserve, Income and Capital Accounts to the extent of any such advances pursuant to this paragraph; amounts payable to the Trustee in respect of such advances shall be secured by a lien on the Trust prior to the interests of Unit holders.

(20)       Section 2.03 is hereby amended and replaced in its entirety with the following:

Section 2.03. Issuance of Units. By executing the Reference Trust Agreement and receipt for deposited Securities, the Trustee will thereby acknowledge receipt of the deposit of the Securities listed in the Schedules to the Reference Trust Agreement and referred to in Section 2.01 hereof, and simultaneously with the receipt of said deposit, has recorded on its books the ownership, by the Depositor or such other person or persons as may be indicated by the Depositor, of the aggregate number of Units specified in the Reference Trust Agreement and has delivered, or on the order of the Depositor will deliver, in exchange for such Securities, cash or a Letter of Credit, documentation evidencing the ownership of the number of Units specified or, if requested by the Depositor, the ownership by DTC of all such Units and will cause such Units to be credited at DTC to the account of the Depositor or, pursuant to the Depositor’s direction and as hereafter provided, the account of the issuer of the Letter of Credit referred to in Section 2.01. The number of Units in a Trust may be increased through a split of the Units or decreased through a reverse split thereof, as directed by the Depositor, on any day on which the Depositor is the only Unitholder of such Trust, which revised number of Units shall be recorded by the Trustee on its books. Effective as of the Evaluation Time on January 11, 2024, in the event that the aggregate value of Securities in the Trust has increased since the intraday evaluation on January 11, 2024, the Trustee shall issue such number of additional Units to the Unitholder of outstanding Units as of the close of business on January 11, 2024, that the price per Unit computed as of the Evaluation Time on January 11, 2024, plus the maximum applicable sales charge shall equal approximately $10 per Unit (based on the number of Units outstanding as of said Evaluation Time, including the additional Units issued pursuant to this sentence); in the event that the aggregate value of Securities in the Trust Fund has decreased since the intraday evaluation on January 11, 2024, there will be a reverse split of the outstanding Units, and said Unitholder will surrender to the Trustee for cancellation such number of Units, that the price per Unit computed as of the Evaluation Time on January 11, 2024, plus the maximum applicable sales charge shall equal approximately $10 per Unit (based on the number of Units outstanding as of said Evaluation Time, reflecting cancellation of Units pursuant to this sentence). The Trustee hereby agrees that on the date of any deposit of additional Securities pursuant to Section 2.05 it shall acknowledge that the additional Securities identified therein have been deposited with it by recording on its books the ownership, by the Depositor or such other person or persons as may be indicated by the Depositor, of the aggregate number of Units to be issued in respect of such additional Securities so deposited.

(21)       Section 2.01 is hereby amended and replaced in its entirety with the following:

Section 2.01. Deposit of Securities. The Depositor has deposited or will deposit with the Trustee in trust the Securities and contracts (or cash or a Letter of Credit in the amount necessary to settle any contracts for the purchase of Securities entered into by the Trustee pursuant to the instructions of the Depositor) for the purchase of Contract Securities listed in the Schedules to the Reference Trust Agreement in bearer form or duly endorsed in blank or accompanied by all necessary instruments of assignment and transfer in proper form or Contract Securities relating to such Securities to be held, managed and applied by the Trustee as herein provided. The Depositor shall deliver the Securities listed on said Schedules which were not actually delivered concurrently with the execution and delivery of the Reference Trust Agreement and which were represented by Contract Securities to the Trustee within 10 calendar days after said execution and delivery (the “Delivery Period”). In the event that the purchase of Contract Securities pursuant to any contract shall not be consummated in accordance with said contract or if the Securities represented by Contract Securities are not delivered to a Trust in accordance with this Section 2.01 and the moneys, or, if applicable, the moneys drawn on the Letter of Credit, deposited by the Depositor are not utilized for Section 3.17 purchases of Replacement Securities, such funds, to the extent of the purchase price of Failed Contract Securities for which no Replacement Security were acquired pursuant to Section 3.17, plus all amounts described in the next succeeding sentence, shall be credited to the Capital Account and distributed pursuant to Section 3.05 to Unitholders of record as of the Income Account Record Date next following the failure of consummation of such purchase. The Depositor shall cause to be refunded to each Unitholder his pro rata portion of the sales charge levied on the sale of Units to such Unitholder attributable to such Failed Contract Security. Any amounts remaining from moneys drawn on the Letter of Credit which are not used to purchase Replacement Securities or are not used to provide refunds to Unitholders shall be paid to the Depositor. The Trustee is hereby irrevocably authorized to effect registration or transfer of the Securities in fully registered form to the name of the Trustee or to the name of its nominee or to hold the Securities in a clearing agency registered with the Securities and Exchange Commission or in a book entry system operated by the Federal Reserve Board. The Depositor, on the date of the Trust Agreement, has also deposited with the Trustee in trust an amount of cash to be deposited in the Reserve Account described in Section 3.04 and reserved for the payment of organization costs pursuant to Section 3.01 and any Creation and Development Fee pursuant to Section 3.22. Notwithstanding anything in Section 3.04, cash held in the Reserve Account that is reserved for payment of the foregoing fees and expenses (including Cash deposited pursuant to Section 2.05) shall not be withdrawn from the Reserve Account or distributed to any unitholder prior to termination of the Trust for any other purpose except upon the instruction of the Depositor after determination that such amounts are no longer necessary for payment of such fees and expenses.

(22)       The first two sentences in the first paragraph of Section 3.11 are hereby deleted and replaced in their entirety with the following:

In the event that an offer by the issuer of any of the Securities or any other party shall be made to issue new securities, or to exchange securities, for Trust Securities, the Trustee will, at the direction of the Depositor, accept or reject such offer or vote for or against any offer to new or exchanged securities or property in exchange for a Trust Security. Should any issuance, exchange or substitution be effected, any securities, cash and/or property received shall be deposited hereunder and shall be promptly sold, if securities or property, by the Trustee pursuant to the Depositor’s direction, unless the Depositor advises the Trustee to keep such securities or property.

(23)       Section 3.05 is hereby amended by adding the following as subsection (c):

(c) Notwithstanding the foregoing, if a Trust has elected to be treated as a “regulated investment company” as defined in the Internal Revenue Code, the Trustee may make such additional distributions to Unitholders as shall be determined by the Depositor or such agent as the Depositor shall designate to be necessary or desirable to maintain the status of each Trust as a regulated investment company or to avoid imposition of any income or excise taxes on undistributed income of the Trust. The Trustee shall be authorized to rely conclusively upon the direction, and shall have no duty to make any additional distributions from a Trust in the absence of such direction. The Trustee shall have no liability for any tax or other liability incurred by reason of action or inaction resulting from such direction. The fees of such agent designated by the Depositor shall be an expense of the Trust reimbursable to the Trustee in accordance with Section 6.04.

(24)       Section 9.01 is hereby amended by adding the following as subsection (d):

(d) If a Trust has elected to be treated as a “regulated investment company” as defined in the Internal Revenue Code and notwithstanding Section 9.01(a), this Indenture may be amended from time to time by the Depositor and the Trustee without the consent of any of the Unitholders (1) to cure any ambiguity or to correct or supplement any provisions contained herein which may be defective or inconsistent with any other provision contained herein; (2) to change any provision hereof as may be required by the Securities and Exchange Commission or any successor governmental agency exercising similar authority; (3) to make such amendments as may be necessary for each Trust to continue to qualify as a regulated investment company for federal income tax purposes; or (4) to make such other provisions in regard to matters or questions arising hereunder as shall not materially adversely affect the interest of the Unitholders (as determined in good faith by the Depositor and the Trustee). This Indenture may also be amended from time to time by the Depositor and the Trustee (or the performance of any of the provisions of this Indenture may be waived) with the consent of holders of Units representing 66-2/3% of the Units at the time outstanding under the Trust Indenture of the individual Trust or Trusts affected for the purpose of adding any provisions of this Indenture or of materially modifying in any manner the rights of the holders of Units of such Trust or Trusts; provided, however, that in no event may any amendment be made which would (1) alter the rights to the Unitholders as against each other, (2) provide the Trustee with the power to engage in business or investment activities other than as specifically provided in this Indenture or (3) adversely affect the characterization of a Trust as a regulated investment company for federal income tax purposes; provided, further, that the consent of 100% of the Unitholders of any individual Trust is required to amend this Indenture (1) to reduce the aforesaid percentage of Units the holders of which are required to consent to certain amendments and (2) to reduce the interest in such Trust represented by any Units of such Trust.

Promptly after the execution of any amendment requiring the consent of the Unitholders or any of any other amendment if directed by the Depositor, the Trustee shall furnish written notification of the substance of such amendment to each Unitholder then of record affected thereby.

It shall not be necessary for the consent of Unitholders under this Section 9.01 or under Section 9.02 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Unitholders shall be subject to such reasonable regulations as the Trustee may prescribe.

(25)       Section 3.01 is hereby amended by as follows:

Section 3.01. Initial Costs. Subject to reimbursement as hereinafter provided, the cost of organizing a Trust and sale of the Trust Units shall be borne by the Depositor, provided, however, that the liability on the part of the Depositor under this Section shall not include any fees or other expenses incurred in connection with the administration of the Trust subsequent to the deposit referred to in Section 2.01. Upon notification from the Depositor that the primary offering period is concluded, or after six months, at the discretion of the Depositor, the Trustee shall withdraw from the Reserve Account, or, if sufficient funds are not available in the Reserve Account, from the Income Account, or, if sufficient funds are not available in the Income Account, from the Capital Account, and pay to the Depositor the Depositor’s reimbursable expenses of organizing the Trust and sale of the Trust Units in an amount certified to the Trustee by the Depositor but not in excess of the estimated per-Unit amount set forth in the Prospectus multiplied by the number of Units outstanding as of the conclusion of the primary offering period. If the cash balance in the aforementioned Accounts is insufficient to make such withdrawal, the Trustee shall, as directed by the Depositor, sell Securities identified by the Depositor, or distribute to the Depositor Securities having a value, as determined under Section 4.01 as of the date of distribution, sufficient for such reimbursement. Securities sold or distributed to the Depositor to reimburse the Depositor pursuant to this Section shall be sold or distributed by the Trustee to the extent practicable, in the percentage ratio then existing (unless the Trust elects to be treated as a “regulated investment company” as defined in the United States Internal Revenue Code (the “Internal Revenue Code”), in which case sales or distributions by the Trustee shall be made in accordance with the instructions of the Depositor or its designees). The reimbursement provided for in this Section shall be for the account of the Unitholders of record at the conclusion of the primary offering period. Any assets deposited with the Trustee in respect of the expenses reimbursable under this Section shall be held and administered as assets of the Trust for all purposes hereunder. The Depositor shall deliver to the Trustee any cash identified in the Statement of Financial Condition of the Trust included in the Prospectus not later than the First Settlement Date and the Depositor’s obligation to make such delivery shall be secured by the Letter of Credit deposited pursuant to Section 2.01. Any cash which the Depositor has identified as to be used for reimbursement of expenses pursuant to this Section shall be held by the Trustee, without interest, and reserved for such purpose and, accordingly, prior to the conclusion of the primary offering period, shall not be subject to distribution or, unless the Depositor otherwise directs, used for payment of redemptions in excess of the per-Unit amount payable pursuant to the next sentence. If a Unitholder redeems Units prior to the conclusion of the primary offering period, the Trustee shall pay to the Unitholder, in addition to the Redemption Price of the tendered Units, an amount equal to the estimated per-Unit cost of organizing the Trust and the sale of Trust Units set forth in the Prospectus multiplied by the number of Units tendered for redemption; to the extent the cash on hand in the Trust is insufficient for such payment, the Trustee shall have the power to sell Securities in accordance with Section 5.02. As used herein, the Depositor’s reimbursable expenses of organizing the Trust and sale of the Trust Units shall include the cost of the initial preparation and typesetting of the registration statement, prospectuses (including preliminary prospectuses), the indenture, and other documents relating to the Trust, Securities and Exchange Commission and state blue sky registration fees, the cost of the initial valuation of the portfolio and audit of the Trust, the costs of a portfolio consultant, if any, the initial fees and expenses of the Trustee, and legal and other out-of-pocket expenses related thereto but not including the expenses incurred in the printing of preliminary prospectuses and prospectuses, expenses incurred in the preparation and printing of brochures and other advertising materials and any other selling expenses..

(26)       Section 9.01(a)(iii) is hereby amended as follows:

(a)(iii) to make such other provision regarding matters or questions arising hereunder as shall not materially adversely affect the interests of the Unitholders; provided, however, that in no event may any amendment be made which would adversely affect the status of a Trust for federal income tax purposes.

(27)        Notwithstanding anything to the contrary in the Standard Terms and Conditions of Trust, no Unitholder may request an In Kind Distribution pursuant to Sections 5.02, 5.05 or 9.02

(28)       Section 3.15 is hereby deleted and replaced in its entirety with the following:

Section 3.15. Regulated Investment Company Election. If so provided in the Prospectus for a Trust Fund, such Trust Fund elects to be treated and to qualify as a “regulated investment company” as defined in the Internal Revenue Code, and the Trustee is hereby directed to make such elections, including any appropriate election to be taxed as a corporation, as shall be necessary to effect such qualification. In addition, the Trustee is authorized to take any actions necessary to allow a Trust Fund to qualify as a regulated investment company.

(29)       All references to The Bank of New York in the Standard Terms and Conditions of the Trust shall be replaced with “The Bank of New York Mellon.”

(30)       Notwithstanding anything to the contrary in the Standard Terms and Conditions of the Trust, Section 3.19 is hereby amended by adding the following paragraph:

In limited circumstances and only if deemed in the best interests of the Unitholders, the Depositor is authorized to instruct the Trustee to change the dates on which the deferred sales charge is deducted as described in the Prospectus. The deferred sales charge payment dates may be delayed: (i) in order for a Trust which is a widely held fixed investment trust as defined in Treas. Reg. Section 1.671-5(b)(22) to report in accordance with any of the safe harbor methods described in Treas. Reg. Section 1.671-5(f); or (ii) in order for a Trust which is a regulated investment company as defined by the Internal Revenue Code to maintain its qualification as a regulated investment company. The Trustee shall have no liability for any tax or other liability incurred by reason of action or inaction resulting from such direction. The Depositor will amend the Prospectus to include the new dates on which the deferred sales charge will be collected and distributing such notice to Unitholders.

(31)       Notwithstanding anything to the contrary in the Standard Terms and Conditions of Trust, Section 3.19 shall be amended by adding the following sentences at the end thereof:

“To the extent permitted by applicable law and regulatory authorization, unpaid portions of the deferred sales charge shall be secured by a lien on the Trust in favor of the Depositor, provided that such lien shall be subordinate to the lien of the Trustee granted by Section 6.04 of the Standard Terms and Conditions of Trust. To the extent of such lien, the Trustee shall hold the assets of the Trust for the benefit of the Depositor, provided that the Trustee is authorized to make dispositions, distributions and payments for expenses in the ordinary course of the administration of the Trust without regard to such lien.”

(32)       All reference to Claymore Securities, Inc. in the Standard Terms and Conditions of Trust shall be replaced with “Guggenheim Funds Distributors, LLC”

(33)       Notwithstanding anything to the contrary in the Standard Terms and Conditions of the Trust, the first paragraph of Section 9.02 is hereby amended and restated to read as follows:

This Indenture and each Trust created hereby shall terminate upon the maturity, redemption, sale or other disposition as the case may be of the last Security held in such Trust hereunder unless sooner terminated as hereinbefore specified, and may be terminated (i) at any time by the written consent of Unitholders representing at least 66-2/3% of the Units then outstanding or (ii) if stated in the Prospectus, if the per unit net asset value reaches or exceeds 15% above its initial net asset value as calculated on the date of deposit, net of the upfront sales charge and other related investment expenses; provided that in no event shall any Trust continue beyond the Mandatory Termination Date.  If the value of a Trust shall be less than the applicable minimum value stated in the prospectus (generally 20% of the total value of securities deposited in the Trust during the initial offering period), the Trustee may in its discretion, and shall, when so directed by the Depositor, terminate the Trust.  Upon the date of termination the registration books of the Trustee shall be closed.

(34)       Section 3.05(b)(ii) is hereby amended and replaced in its entirety with the following:

For the purposes of this Section 3.05, the term “Income Distribution” shall be calculated as set forth in subparagraph (A), below, unless the Prospectus provides for the averaging of income distributions, in which case, “Income Distribution” shall be shall be calculated as set forth in subparagraph (B), below. Accordingly, the Unitholder’s “Income Distribution” shall be equal to:

(A) such Unitholder’s pro rata share of the cash balance (other than any amortized discount) in the Income Account computed as of the close of business on the Income Account Record Date immediately preceding such Income Distribution after deduction of (1) the fees and expenses then deductible pursuant to Section 3.05(a) and (2) the Trustee’s estimate of other expenses properly chargeable to the Income Account pursuant to the Indenture which have accrued, as of such Income Account Record Date or are otherwise properly attributable to the period to which such Income Distribution relates; or

(B) such Unitholder's pro rata share of the balance in the Income Account calculated on the basis of a fraction (the numerator of which is one and the denominator of which is the total number of Distribution Dates per year) of the estimated annual income to the Trust for the ensuing twelve months computed as of the close of business on the Record Date immediately preceding such Income Distribution after deduction of (1) the fees and expenses then deductible pursuant to Section 3.05(a) and (2) the Trustee's estimate of other expenses properly chargeable to the Income Account pursuant to the Indenture which have accrued, as of such Record Date or are otherwise properly attributable to the period to which such Income Distribution relates.

In the event that the amount on deposit in the Income Account is not sufficient for the payment of the amount intended to be distributed to Unitholders on the basis of the aforesaid computation in paragraph (B), the Trustee is authorized to advance its own funds and cause to be deposited in and credited to the Income Account such amounts as may be required to permit payment of the related distribution to be made as aforesaid and shall be entitled to be reimbursed, without interest, out of income payments received by the Trust subsequent to the date of such advance. Any such advance shall be reflected in the Income Account until repaid.

(35)       The definitions of “Contract Securities,” “Equity Securities” and “Securities” in Section 1.01 are hereby amended and replaced in their entirety with the following:

“Contract Securities” shall mean Securities which are not actually delivered concurrently with the execution and delivery of the Reference Trust Agreement and which are to be acquired by a Trust pursuant to contracts, including (i) Securities listed in Schedule A to the Reference Trust Agreement and (ii) Securities which the Depositor has contracted to purchase for the Trust pursuant to Section 2.01.

“Equity Securities” shall mean any equity securities of corporations or other entities (including such securities held in American Depositary Receipt (“ADRs”) or similar form) including delivery statements related to contracts, if any, for the purchase of certain securities and cash, certified or bank check or checks or letter of credit or letters of credit sufficient in amount or availability required for such purchase, deposited in irrevocable trust and listed on Schedule A of the Reference Trust Agreement, and any securities received in addition to, or in exchange, substitution or replacement for, such securities pursuant to Sections 2.01, 3.10 and 3.17 hereof, as may from time to time continue to be held as a part of the Trust.”

“Original Proportionate Relationship” shall mean with respect to a Trust, the percentage relationship among the Securities based on the number of contracts of each Option per Unit, the principal amount of each Fixed Income Security per Unit and the number of shares of each Equity Security per Unit compared to all Securities attributable to each Unit existing immediately prior to the related additional deposit of Securities. The Original Proportionate Relationship shall be adjusted to the extent necessary, and may be rounded, to reflect the occurrence of a stock dividend, a stock split or a similar event which affects the capital structure of the issuer of a Security.

“Securities” shall mean (a) the securities of corporations or other entities, including Fixed Income Securities, Equities Securities, Options, Contract Securities, delivery statements relating to “when-issued” and/or “regular way” contracts, if any, for the purchase of certain Securities and certified bank check or checks or Letter of Credit or Letters of Credit sufficient in amount or availability required for such purchase, deposited in irrevocable trust and listed in the Schedules to the Reference Trust Agreement or which are deposited in or purchased on behalf of a Trust pursuant to Section 2.05 or as otherwise permitted hereby, (b) any securities received in exchange, substitution or replacement for such securities, as may from time to time to be construed to be held as a part of the Trust and (c) distributions of the same securities.

(36)       Section 1.01 is hereby amended by adding the following definition of “Fixed Income Securities”:

“First Settlement Date” shall mean the [second] Business Day following the Initial Date of Deposit.

“Fixed Income Securities” shall mean debt obligations, including Contract Securities and delivery statements relating to “when issued” and/or “regular way” contracts, if any, for the purchase of certain fixed income securities and cash, certified or bank checks or checks or letter of credit or letters of credit sufficient in amount or availability required for such purchase, deposited in irrevocable trust and listed in Schedule A of the Reference Trust Agreement, and any obligations received in addition to, or in exchange, substitution or replacement for, such obligations pursuant to Sections 2.01, 3.10, 3.17 and 3.21 hereof, as may from time to time continue to be held as part of the Trust.

“Options” shall mean any put, call, straddle, option or privilege on a security or other asset, or on a group or index of securities or other assets, including Contract Securities, deposited in irrevocable trust and listed in the schedule(s) to the Reference Trust Agreement or which are deposited in or purchased on behalf of a Trust pursuant to Section 2.05 or as otherwise permitted hereby, and any securities received in addition to, or in exchange, substitution or replacement for, such securities, as may from time to time continue to be held as a part of the Trust).

(37)       The first paragraph of Section 3.02 is hereby amended and replaced in its entirety with the following:

Income Account. The Trustee shall collect the dividends, interest or other like cash distributions on the Securities in each Trust as such becomes payable (including all moneys representing penalties for the failure to make timely payments on the Securities, or as liquidated damages for default or breach of any condition or term of the Securities or of the underlying instrument relating to any Securities and other income attributable to a Failed Contract Security for which no Replacement Security has been obtained pursuant to Section 3.17 hereof and interest accrued but unpaid prior to the date of deposit of the Securities, if applicable, in Trust and including that part of the proceeds of the sale, liquidation, redemption, prepayment or maturity of any Fixed Income Securities or insurance payments thereon which represent interest thereon, if applicable) and credit such income to a separate account for each Trust to be known as the “Income Account.”

(38)       Section 3.03 is hereby replaced in its entirety with the following:

Section 3.03. Capital Account. All moneys received by the Trustee in respect of the Securities, other than amounts credited to the Income Account, and all cash held by a Trust for the purpose of being a Trust asset shall be credited to a separate account to be known as the “Capital Account” (except for moneys deposited by the Depositor or moneys pursuant to draws on the Letter of Credit for purchase of Contract Securities pursuant to Section 2.01, which shall be separately held in trust by the Trustee for such purpose and shall not be credited to the Capital Account except as provided in Section 2.01).

(39)       Section 3.05(a) is hereby replaced in its entirety with the following:

(a) The Trustee, as of the First Settlement Date, shall advance from its own funds and shall pay to the Unitholders of each Trust then of record the amount of interest accrued on the Fixed Income Securities deposited in such Trust. The Trustee shall be entitled to reimbursement for such advancement from interest received by the respective Trust before any further distributions shall be made from the Income Account to Unitholders of the Trust. The Trustee shall also advance from its own funds and pay the appropriate persons the amount of any interest which accrues on any “when, as and if issued” or “delayed delivery” Fixed Income Securities deposited in a Trust from the First Settlement Date to the respective dates of delivery to the Trust of any such Fixed Income Securities. Subsequent distributions shall be made as hereinafter provided. Subsequent distributions of funds from the Income Account of a Trust shall be made on the applicable Record Dates of a Trust as described herein. On or immediately after the fifteenth the day of each month, the Trustee shall satisfy itself as to the adequacy of the Reserve Account, making any further credits thereto as may appear appropriate in accordance with Section 3.04 and shall then with respect to each Trust:

(i)       deduct from the Reserve Account or, to the extent funds are not available in the Reserve Account, from the Income Account or, to the extent funds are not available in the Income Account, from the Capital Account and pay to itself individually the amounts that it is at the time entitled to receive pursuant to Section 6.04 or otherwise pursuant to the provisions hereof;

(ii)       deduct from the Reserve Account or, to the extent funds are not available in the Reserve Account, from the Income Account or, to the extent funds are not available in the Income Account, from the Capital Account, amounts necessary to pay any unpaid expenses of the Trust, including registration charges, state blue sky fees, printing costs, attorneys’ fees, auditing costs and other miscellaneous out-of-pocket expenses, as certified by the Depositors, incurred in keeping the registration of the Units and the Trust on a current basis pursuant to Section 9.04, provided, however, that no portion of such amount shall be deducted or paid unless the payment thereof from the Trust is at that time lawful;

(iii)       deduct from the Reserve Account or, to the extent funds are not available in the Reserve Account, from the Income Account or, to the extent funds are not available in the Income Account, from the Capital Account and pay to, or reserve for, the Evaluator the amount that it is at the time entitled to receive pursuant to Section 4.03;

(iv)       deduct the Reserve Account or, to the extent funds are not available in the Reserve Account, from the Income Account or, to the extent funds are not available in the Income Account, from the Capital Account and pay to counsel, as hereinafter provided for, an amount equal to unpaid fees and expenses, if any, of such counsel pursuant to Section 3.08, as certified to by the Depositor;

(v)       deduct from the the Reserve Account or, to the extent funds are not available in the Reserve Account, from the Income Account or, to the extent funds are not available in the Income Account, from the Capital Account and pay to, or reserve for, the Supervisor the amount that it is entitled to receive pursuant to Section 3.18;

(vi)       deduct from the the Reserve Account or, to the extent funds are not available in the Reserve Account, from the Income Account or, to the extent funds are not available in the Income Account, from the Capital Account (as provided in Section 3.19) and pay to the Depositor that amount it is entitled to receive pursuant to Section 3.19; and

(vii)       deduct from the the Reserve Account or, to the extent funds are not available in the Reserve Account, from the Income Account or, to the extent funds are not available in the Income Account, from the Capital Account and reimburse itself for any other fees, charges and expenses arising from time to time out of the Trust operations that the Trustee has paid;

provided, however, that if this Reference Trust Agreement otherwise provides that any of the expenses to be paid pursuant to clauses (i) through (vii) of this Section 3.05(a) are to be paid in connection with the termination of the Trust in accordance with Section 9.02, then such expenses shall not be paid in accordance with this Section 3.05(a) and shall instead be paid in accordance with Section 9.02, and any references in this Reference Trust Agreement to the payment of such expenses pursuant to Section 3.05 (or any subsection, clause or provision thereof) shall instead be deemed to refer to Section 9.02.

(40)       The first paragraph of Section 3.06 is hereby replaced in its entirety with the following:

With each distribution from the Income or Capital Accounts of a Trust, the Trustee shall set forth, either in the instrument by means of which payment of such distribution is made or in an accompanying statement, the amount being distributed from each such account and, if from the Income Account, the amount of accrued interest (uncollected and not available for distribution) on the Record Date for such distribution, each expressed as a dollar amount per Unit of such Trust. The Trustee shall also furnish each Unitholder with a change of address form as part of each statement.

(41)       Section 3.06(A)(1) is hereby amended and replaced in its entirety with the following:

(1)       the amount of income received on the Securities (including income received as a portion of the proceeds of any disposition of Securities) and accreted original discount on the Fixed Income Securities;

(42)       Section 3.07 is hereby amended and replaced in its entirety with the following:

Section 3.07. Sale of Securities. (a) If necessary, in order to maintain the sound investment character of a Trust, the Depositor may direct the Trustee to sell, liquidate or otherwise dispose of Securities in such Trust at such price and time and in such manner as shall be determined by the Depositor, provided that the Supervisor has determined, if appropriate, that any one or more of the following conditions exist with respect to such Securities:

(i)       That there has been a default on any of the Securities in the payment of principal, interest or dividends, after declared and when due and payable;

(ii)       That any action or proceeding has been instituted at law or equity seeking to restrain or enjoin the payment of dividends, interest, principal or other payments on any such Securities, or that there exists any legal question or impediment affecting such Securities or the payment of dividends, interest, principal or other payments from the same;

(iii)       That there has occurred any breach of covenant or warranty in any document relating to the issuer of the Securities which would adversely affect either immediately or contingently the payment of dividends from the Equity Securities or the debt service on the Fixed Income Securities, or the general credit standing of the issuer or otherwise impair the sound investment character of such Securities;

(iv)       That there has been a default in the payment of dividends, interest, principal of or income or premium, if any, on any other outstanding securities or obligations of the issuer or guarantor of such Securities;

(v)       That the price of any Security has declined to such an extent or other such credit factors exist so that in the opinion of the Supervisor, as evidenced in writing to the Trustee, the retention of such Securities would be detrimental to the Trust and to the interest of the Unitholders;

(vi)       That all of the Securities in the Trust will be sold pursuant to termination of the Trust pursuant to Section 9.02 hereof;

(vii)       That such sale is required due to Units tendered for redemption;

(viii)       That there has been a public tender offer made for a Security or a merger or acquisition is announced affecting a Security, and that in the opinion of the Supervisor the sale or tender of the Security is in the best interest of the Unitholders;

(ix)       That such sale is necessary or advisable (A) to maintain the qualification of the Trust as a regulated investment company or (B) to provide funds to make any distribution for a taxable year in order to avoid imposition of any income or excise taxes on the Trust or on undistributed income in the Trust;

(x)       That as result of the ownership of the Security, the Trust or its Unitholders would be a direct or indirect shareholder of a passive foreign investment company as defined in section 1297(a) of the Code;

(xi)       That such sale is desirable because a Security is determined to be taxed as a partnership for U.S. Federal tax purposes;

(xii)       That the Supervisor or its designee determines that such sale is appropriate;

(xiii)       That any action or proceeding has been instituted in law or equity seeking to restrain or enjoin the payment of principal or interest, or both, on any Fixed Income Security, attacking the constitutionality of any enabling legislation or alleging and seeking to have judicially determined the illegality of the issuing body or the constitution of its governing body or officers, the illegality, irregularity or omission of any necessary acts or proceedings preliminary to the issuance of such Fixed Income Securities, or seeking to restrain or enjoin the performance by the officers or employees of any such issuing body of any improper or illegal act in connection with the administration of funds necessary for debt service on such Fixed Income Securities or otherwise; or that there exists any other legal question or impediment affecting such Fixed Income Securities or the payment of debt service on the same;

(xiv)       That Fixed Income Securities are the subject of an advanced refunding. For the purposes of this Section 3.07(a)(xiv), “an advanced refunding” shall mean when refunding Fixed Income Securities are issued and the proceeds thereof are deposited in an irrevocable trust to retire the Fixed Income Securities on or before their redemption date;

(xv)       If the Trust holds Fixed Income Securities, that as of any Record Date such Securities are scheduled to be redeemed and paid prior to the next succeeding monthly Distribution Date; provided, however, that as the result of such sale the Trustee will receive funds in an amount sufficient to enable the Trustee to include in the next distribution from the Capital Account on such next succeeding monthly Distribution Date at least $1.00 per 100 Units; or

(xvi)       That such sale is necessary for the Trust to comply with such federal and/or state securities laws, regulations and/or regulatory actions and interpretations which may be in effect from time to time.

(b)       Upon receipt of a direction from the Depositor to dispose of Securities as described in this Section 3.07, upon which the Trustee shall rely, the Trustee shall proceed to sell or liquidate the specified Securities in accordance with such direction, and, upon the receipt of the proceeds of any such sale or liquidation, after deducting therefrom any fees and expenses of the Trustee connected with such sale or liquidation and any brokerage charges, taxes or other governmental charges, shall deposit such net proceeds in the applicable Capital Account; provided, however, that the Trustee shall not liquidate or sell any Fixed Income Securities upon receipt of a direction from the Depositor pursuant to Section 3.07(a)(xv), unless the Trustee shall receive on account of such sale or liquidation the full principal amount of such Fixed Income Securities, plus the premium, if any, and the interest accrued and to accrue thereon to the date of the redemption of such Fixed Income Securities; provided, further, if Options have been written with respect to Equity Securities, such Equity Securities cannot be sold or liquidated without also closing out the related Options positions.

(c)       The Trustee shall not be liable or responsible in any way for depreciation or loss incurred by reason of any sale made pursuant to any such direction or by reason of the failure of the Depositor to give any such direction, and in the absence of such direction the Trustee shall have no duty to sell or liquidate any Securities under this Section 3.07.

(d)       All references herein to the sale, liquidation or other disposition of Securities shall also mean with respect to Options the termination or closing out of such Options.

(e)       If Options have been written by the Trust where potential amounts owed on such Options are covered by potential payouts at expiration by Options purchased by the Trust, then such purchased Options cannot be liquidated without also closing out the related written Option positions.

(43)       Section 3.10 is hereby amended and replaced in its entirety with the following:

Section 3.10. Notice to Depositor. In the event that the Trustee shall have been notified at any time of any action to be taken or proposed to be taken with respect to the Securities (including but not limited to the making of any demand, direction, request, giving of any notice, consent or waiver or the voting with respect to any matter relating to the Securities), the Trustee shall promptly notify the Depositor and shall thereupon take such action or refrain from taking any action as the Depositor shall in writing direct, which includes electronic communication; provided, however, that if the Depositor shall not within five Business Days of the giving of such notice to the Depositor direct the Trustee to take or refrain from taking any action, the Trustee shall take such action or refrain from taking any action, (i) so as to insure that the Equity Securities are voted as closely as possible in the same manner and the same general proportion, with respect to all issues, as are the shares of such Equity Securities that are held by owners other than the Trust and (ii) as it, in its sole discretion, shall deem advisable with respect to the Fixed Income Securities. Neither the Depositor nor the Trustee shall be liable to any person for any action or failure to take action with respect to this Section.

(44)       The first sentence of Section 3.12 is hereby amended and replaced in its entirety with the following:

If at any time a dividend (once due and payable) on any of the Equity Securities shall not have been paid or the principal or interest on any of the Fixed Income Securities shall be in default and not paid or provisions for payment thereof shall not have been duly made, within 30 days be in default, the Trustee shall notify the Depositor thereof.

(45)       Article III is hereby amended by adding the following two sections:

Section 3.25. Trustee Not Required to Amortize. Nothing in this Indenture, or otherwise, shall be construed to require the Trustee to make any adjustments between the Income and Capital Accounts of any Trust by reason of any premium or discount in respect of any of the Fixed Income Securities.

Section 3.26. Refunding Securities. In the event that an offer shall be made by an obligor of any of the Fixed Income Securities in a Trust to issue new obligations in exchange and substitution for any issue of Fixed Income Securities pursuant to a plan for the refunding or refinancing of such Fixed Income Securities, the Depositor shall instruct the Trustee in writing to reject such offer and either to hold or sell such Fixed Income Securities, except that if (A) the issuer is in default with respect to such Fixed Income Securities or (B) in the opinion of the Depositor, given in writing to the Trustee, the issuer will probably default with respect to such Fixed Income Securities in the reasonably foreseeable future, the Depositor shall instruct the Trustee in writing to accept or reject such offer or take any other action with respect thereto as the Depositor may deem proper. Any obligation so received in exchange shall be deposited hereunder and shall be subject to the terms and conditions of this Indenture to the same extent as the Fixed Income Securities originally deposited hereunder. Within five days after such deposit, notice of such exchange and deposit shall be given by the Trustee to each Unitholder of such Trust, including an identification of the Fixed Income Securities eliminated and the securities substituted therefor.

Section 3.27. Selection of Brokers or Dealers in Connection with the Acquisition and Disposition of Securities; Selection of Option Counterparty.  In acquiring or disposing of Securities or entering into Options, including without limitation Additional Securities, the Depositor shall direct transactions to such brokers or dealers as the Depositor selects in accordance with applicable law and regulations. The Depositor or an affiliate of the Depositor or of the Trustee may act as broker or dealer. If the Depositor or any affiliate of the Depositor acts as broker or dealer, it shall be entitled to compensation in accordance with applicable law and regulations. Any affiliate of the Trustee acting as broker shall receive such compensation as may be agreed upon with the Depositor, without reduction of the compensation payable to the Trustee for its services as such. In entering into an Option, the Depositor shall be entitled to select the Option counterparty.

With the prior consent of the Trustee, the Depositor is authorized to engage a securities intermediary or intermediary custodian and the Trustee shall place and maintain Options with such securities depository or intermediary custodian that is a clearing member of the Options Clearing Corporation in compliance with Rule 17f-4 under the Investment Company Act of 1940, as amended, and related Securities and Exchange Commission guidance. The securities depository or intermediary custodian shall be ED&F Man Capital Market Inc. or such other securities depository or intermediary custodian as shall be appointed from time to time. The Depositor shall require that each such securities depository or intermediary custodian be: (A) obligated to exercise no less than due care in accordance with reasonable commercial standards in discharging its duty as a securities depository or intermediary to obtain and thereafter maintain the Options; and (B) required to provide, promptly upon request by the Trustee or Depositor, such reports as are available concerning the internal accounting controls and financial strength of the depository or custodian. The Depositor shall obtain a certificate from the securities depository or intermediary custodian to provide to the Trustee confirming the qualification of such a securities depository or intermediary custodian to act as custodian of Trust assets under Rule 17f-4 under the Investment Company Act of 1940, as amended, and will obtain on an annual basis information which shall permit the Depositor and the Trustee to conduct an analysis of the custody risks associated with maintaining assets with such securities depository or intermediary custodian. The Depositor shall take such action as the Depositor deems appropriate in the event the Depositor and the Trustee determines the custody of the Options shall no longer be maintained by the securities depository or intermediary custodian.

(46)       Sections 4.01(b) and 4.01(c) are hereby amended and replaced in their entirety with the following:

(b)       During the initial offering period of a Trust (as determined by the Depositor) such Evaluation shall be made in the following manner: (i) with respect to Securities for which market quotations are readily available, such Evaluation shall be made on the basis of the current market value of such Securities; and (ii) with respect to other Securities’ such Evaluation shall be made on the basis of the fair value of such Securities as determined in good faith by the Evaluator. If the Securities are listed on a national or foreign securities exchange and market quotations of such Securities are not readily available, the market value of such Securities shall generally be based on the last available closing sale price on or immediately prior to the Evaluation Time on the exchange which is the principal market therefor, which shall be deemed to be the New York Stock Exchange if the Securities are listed thereon (unless the Evaluator deems such price inappropriate as a basis for evaluation) or, if there is no such available closing sale price on such exchange or market at the last available offer prices of the Securities or the last available bid price in the case of Options written by the Trust. Securities not listed on the New York Stock Exchange but principally traded on the Nasdaq National Market System will be valued at Nasdaq’s official close price. If the Securities are not so listed or, if so listed and the principal market therefor is other than on such exchange, or if there is no such available sale price on such exchange or if the Evaluator determines that such price is inappropriate as a basis for evaluation, such Evaluation shall generally be based on the following methods or any combination thereof whichever the Evaluator deems appropriate: (i) in the case of Equity Securities, on the basis of the current offer price for comparable securities on the over-the-counter market (unless the Evaluator deems such price inappropriate as a basis for evaluation), (ii) on the basis of current offering prices for the Fixed Income Securities as obtained from investment dealers or brokers who customarily deal in securities comparable to those held by the Trust; (iii) in the case of purchased Options, on the basis of the current ask price for comparable securities and in the case of written Options, on the basis of the current bid price for comparable securities (unless the Evaluator deems such price inappropriate as a basis for evaluation); (iv) if current ask or offering prices are not available for the Securities, on the basis of current ask or offering prices for comparable securities, (v) by determining the valuation of Securities on the ask or offering side of the market by appraisal, or on the bid side of the market for written Options, (vi) by utilizing a securities pricing service to help determine the value of each issue so long as the service uses a similar methodology to determine securities prices; or (vii) by any combination of the above. With respect to shares issued by investment companies registered under the Investment Company Act of 1940 that are not listed on a national or foreign securities exchange, such valuations shall be made on the basis of the current net asset value of such shares as determined by the issuers of such shares. If the Trust holds Securities denominated in a currency other than U.S. dollars, the Evaluation of such Security shall be converted to U.S. dollars based on current offering side exchange rates (unless the Evaluator deems such prices inappropriate as a basis for valuation). The Evaluator shall add to the Evaluation of such Security which is traded principally on a foreign securities exchange the amount of any commissions and relevant taxes associated with the acquisition of the Security. As used herein, the closing sale price is deemed to mean the most recent closing sale price on the relevant securities exchange at or immediately prior to the Evaluation Time. For each Evaluation, the Trustee shall also confirm and furnish to the Depositor the calculation of the Trust Fund Evaluation to be computed pursuant to Section 5.01.

(c)       After the initial offering period of Units of a Trust (as determined by the Depositor), Evaluation of the Securities shall be made in the manner described in Section 4.01(b), on the basis of the bid side value of the relevant currency exchange rate expressed in U.S. dollars and, except in those cases in which the Securities are listed on a national or foreign securities exchange and the last available sale prices are utilized, on the basis of the last available bid price of the Securities. In addition, the Evaluator may reduce the Evaluation of each Security which is principally traded outside of the United States by the amount of any liquidation costs (other than brokerage costs incurred on any national securities exchange) and any capital gains or other taxes which would be incurred by the Trust upon the sale of such Security, such taxes being computed as if the Security were sold on the date of the Evaluation.

(47)       The first paragraph of Section 5.01 is hereby amended and replaced in its entirety with the following:

Section 5.01. Trust Evaluation. As of the Evaluation Time (a) on the last Business Day of each year, (b) on the day on which any Unit is tendered for redemption and (c) on any other day desired by the Trustee or requested by the Depositor, the Trustee shall: add (i) all moneys on deposit in a Trust or moneys in the process of being collected from matured interest coupons or bonds matured or called for redemption prior to maturity (excluding cash, cash equivalents or Letters of Credit deposited pursuant to Section 2.01 hereof for the purchase of Contract Securities, unless such cash or Letters of Credit have been deposited in the Income and Capital Accounts because of failure to apply such moneys to the purchase of Contract Securities pursuant to the provisions of Sections 2.01, 3.02 and 3.03 hereof, plus (ii) the aggregate Evaluation of all Securities (including Contract Securities and additional Securities for which purchase contracts have been entered into pursuant to the Depositor’s instructions pursuant to Section 2.05, less the purchase price of such contracts) on deposit in such Trust (such Evaluation to be made on the basis of the aggregate underlying value of the Securities as determined in Section 4.01(b) for the purpose of computing redemption value of Units as set forth in Section 5.02 hereof), plus (iii) all other income from the Securities (including dividends receivable on the Equity Securities trading ex-dividend as of the date of such valuation and including interest accrued on the Fixed Income Securities not subject to collection and distribution) as of the Evaluation Time on the date of such Evaluation together with all other assets of such Trust. For each such computation there shall be deducted from the sum of the above (i) amounts representing any applicable taxes or charges payable out of the respective Trust and for which no deductions shall have previously been made for the purpose of addition to the Reserve Account, (ii) amounts representing estimated accrued expenses of such Trust including but not limited to unpaid fees and expenses of the Trustee, the Evaluator, the Supervisor, the Depositor and counsel, in each case as reported by the Trustee to the Depositor on or prior to the date of computation, (iii) amounts representing unpaid organization costs, (iv) if the Prospectus for a Trust provides that the creation and development fee, if any, accrues on a daily basis, amounts representing unpaid accrued creation and development fees, (v) if the Prospectus for a Trust provides that the deferred sales charge, if any, accrues on a daily basis, amounts representing unpaid accrued deferred sales charge, and (vi) any moneys identified by the Trustee, as of the date of such computation, as held for distribution to Unitholders of record as of an Income or Capital Account Record Date, or for payment of the Redemption Value of Units tendered, prior to such date. The resulting figure is herein called a “Trust Fund Evaluation.” The value of the pro rata share of each Unit of the respective Trust determined on the basis of any such evaluation shall be referred to herein as the “Unit Value.” Amounts receivable by the Trust in foreign currency shall be reported to the Evaluator who shall convert the same to U.S. dollars based on current exchange rates, in the same manner as provided in Section 4.01(b) or 4.01(c), as applicable, for the conversion of the valuation of foreign Securities, and the Evaluator shall report such conversion with each Evaluation made pursuant to Section 4.01.

(48)       The first paragraph of Section 5.02 is hereby amended and replaced in its entirety with the following:

Section 5.02. Redemptions by Trustee; Purchases by Depositor. Any Unit tendered for redemption by a Unitholder or his duly authorized attorney to the Trustee at its unit investment trust division office shall be redeemed by the Trustee no later than the seventh calendar day following the day on which tender for redemption is made in proper form, provided that if such day of payment is not a Business Day, then such payment shall be made no later than the first Business Day prior thereto (herein referred to as the “Settlement Date”). Unitholders must sign the request or transfer instrument, exactly as their name appears on the records of the Trustee. If the amount of redemption is $500 or less and the proceeds are payable to the Unitholders of record at the address of record, no signature guarantee is necessary for redemptions by individual account owners (including joint owners). Additional documentation may be requested, and a signature guarantee is always required, from corporations, executors, administrators, trustees, guardians and associations. The signatures must be guaranteed by a participant in the Securities Transfer Agents Medallion Program (STAMP) or such other signature guarantee program in addition to, or in substitution for, STAMP, as may be accepted by the Trustee. Subject to (a) the next succeeding paragraph, (b) payment by such Unitholder of any tax or other governmental charges which may be imposed thereon, and (c) payments in the form of In Kind Distributions (as defined below), such redemption is to be made by payment of cash equivalent to the Unit Value determined on the basis of a Trust Fund Evaluation made in accordance with Section 5.01 determined by the Trustee as of the Evaluation Time on the Redemption Date, multiplied by the number of Units tendered for redemption (herein called the “Redemption Value”), or, if the Unitholder wishes to redeem a number of Units less than all those so tendered, multiplied by the number of Units so designated by such Unitholder for redemption. Units received for redemption by the Trustee on any day after the Evaluation Time will be held by the Trustee until the next day on which the New York Stock Exchange is open for trading and will be deemed to have been tendered on such day for redemption at the Redemption Value computed on that day.

(49)       The seventh paragraph of Section 5.02 is hereby amended and replaced in its entirety with the following:

Notwithstanding anything to the contrary in this Section 5.02, any Unitholder may, if such Unitholder tenders at least that minimum amount of Units for redemption specified in the Prospectus, request at the time of tender to receive from the Trustee in lieu of cash such Unitholder’s pro rata share of each Security then held by such Trust; provided, however, if a Unitholder tenders for redemption Units having an aggregate value of at least the amount specified in the Prospectus, if any, the Depositor reserves the right to direct the Trustee to make an In Kind Distribution rather than make a cash payment. Such tendering Unitholder will receive his pro rata number of whole shares of each of the Securities comprising the portfolio of such Trust and cash from the Capital Account equal to the value of the fractional shares to which such tendering Unitholder is entitled. Such pro rata share of each Equity Security and the related cash to which such tendering Unitholder is entitled is referred to herein as an “In Kind Distribution.” An In Kind Distribution will be made by the Trustee through the distribution of each of the Equity Securities in book-entry form to the account of the Unitholder’s bank or broker-dealer at DTC. If funds in the Capital Account are insufficient to cover the required cash distribution to the tendering Unitholder, the Trustee shall sell Securities according to the criteria discussed herein. The Depositor may terminate the right of Unitholder to make In-Kind Distributions at any time or from time to time without notice.

(50)       Section 5.02 is hereby amended by adding the following paragraph immediately following the last paragraph:

Notwithstanding anything to the contrary in this Section 5.02, upon any redemption of Units, for each Unit redeemed pursuant to this Section 5.02, the Trustee shall credit the Reserve Account an amount of cash equal to the sum of (i) amounts representing any applicable taxes or charges payable out of the respective Trust and for which no deductions shall have previously been made for the purpose of addition to the Reserve Account, plus (ii) amounts representing estimated accrued expenses of such Trust including but not limited to unpaid fees and expenses of the Trustee, the Evaluator, the Supervisor, the Depositor and counsel, in each case as reported by the Trustee to the Depositor on or prior to the date of computation, in each case as such amounts were calculated to determine the Redemption Value of such redeemed Units (“Redemption Reserves”). The amount of any Redemption Reserves credited to the Reserve Account shall be withdrawn from the cash balances of the Income Account and the Capital Account to the extent that cash is available for such purpose. If such available funds shall be insufficient, the Trustee shall sell such Securities as have been designated on the current list for such purpose by the Supervisor (or by the Evaluator), as provided in this Section 5.02, in amounts as the Trustee in its discretion shall deem advisable or necessary in order to fund the Reserve Account. Sale of Securities by the Trustee shall be made in such manner as the Trustee shall determine will bring the best price obtainable for a Trust, subject to any limitations as to the minimum amount of Equity Securities to be sold specified in the Reference Trust Agreement.

(51)       Section 3.04 is hereby amended and replaced in its entirety with the following:

Section 3.04. Reserve Account. From time to time, the Trustee shall withdraw from the cash on deposit in the Income Account or the Capital Account of the appropriate Trust such amounts as it, in its sole discretion, shall deem requisite to establish a reserve for any applicable taxes or other governmental charges that may be payable out of or by such Trust. Such amounts so withdrawn, in addition to the amount of any Redemption Reserves calculated in accordance with Section 5.02 and the amounts deposited into the Reserve Account by the Depositor for the payment of organizational costs and any Creation and Development Fee in accordance with Section 2.01, shall be credited to a separate account for each Trust which shall be known as the “Reserve Account.” The Trustee shall not be required to distribute to the Unitholders any of the amounts in the Reserve Account; provided, however, that if it shall, in its sole discretion, determine that such amounts are no longer necessary for the payment of any applicable taxes or other governmental charges, then it shall promptly deposit such amounts in the appropriate account from which withdrawn, or if such Trust has been terminated or is in the process of termination, the Trustee shall distribute same in accordance with Section 9.02(d) to each Unitholder such holder’s interest in the Reserve Account.

(52)       Section 3.08 is hereby amended and replaced in its entirety with the following:

Section 3.08. Counsel. The Depositor may employ from time to time, as it deems necessary or desirable, a firm of attorneys for any legal services which may be required in connection with the Securities, including any legal matters relating to the possible disposition or acquisition of any Securities pursuant to any provisions hereof or for any other reasons deemed advisable by the Depositor or the Trustee, in their discretion. The fees and expenses of such counsel may, at the discretion of the Depositor, be paid by the Trustee from the Reserve Account, Income Account and Capital Account as provided for in Section 3.05(a)(iv) hereof.

(53)       Section 7.04(b) is hereby amended and replaced in its entirety with the following:

(b)       The Trust shall pay and hold the Depositor harmless from and against any loss, liability or expense incurred in acting as Depositor of the Trust other than by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of their reckless disregard of its obligations and duties hereunder, including the costs and expenses of the defense against any claim or liability in the premises. The Depositor shall not be under any obligation to appear in, prosecute or defend any legal action which in its opinion may involve them in any expense or liability, provided, however, that the Depositor may in its discretion undertake any such action which it may deem necessary or desirable in respect of this Indenture and the rights and duties of the parties hereto and the interests of the Unitholders hereunder and, in such event, the legal expenses and costs of any such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust and shall be paid directly by the Trustee out of the Reserve, Income and Capital Accounts as provided by Section 3.05.

(54)       Section 4.03 is hereby amended and replaced in its entirety with the following:

Section 4.03. Compensation of Evaluator. As compensation for its services hereunder, the Evaluator shall receive against a statement or statements therefor submitted to the Trustee monthly or annually an amount equal to the amount specified as compensation for the Evaluator in the Prospectus. Such compensation may, from time to time, be adjusted provided that the total adjustment upward does not, at the time of such adjustment, exceed the percentage of the total increase, after the date hereof, in consumer prices for services as measured by the United States Department of Labor Consumer Price Index entitled “All Services Less Rent of Shelter” or similar index, if such index shall no longer be published. The consent or concurrence of any Unitholder hereunder shall no longer be required for any such adjustment or increase. Such compensation shall be accrued by the Trustee, upon receipt of invoice therefor from the Evaluator, and be paid in connection with the termination of the Trust pursuant to Section 9.02.

(55)       Section 6.01 is hereby amended to replace all references therein to the “Income and Capital Account(s)” with the “Reserve, Income and Capital Account(s)”.

(56)       Section 6.01(f) is hereby amended and replaced in its entirety with the following:

(f)       If at any time the Depositor shall resign or fail to undertake or perform any of the duties which by the terms of this Indenture are required by it to be undertaken or performed, or such Depositor shall become incapable of acting or shall be adjudged a bankrupt or insolvent, or a receiver of such Depositor or of its property shall be appointed, or any public officer shall take charge or control of such Depositor or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then in any such case, the Trustee in its sole discretion, may: (1) appoint a successor depositor, which may be the Trustee or an affiliate, who shall act hereunder in all respects in place of such Depositor, which successor shall be satisfactory to the Trustee, and which successor may be compensated at rates deemed by the Trustee to be reasonable under the circumstances, by deduction ratably from the Reserve Account of the affected Trusts or, to the extent funds are not available in the Reserve Account, from the Income Account of the affected Trusts or, to the extent funds are not available in such Income Account, from the Capital Account of the affected Trusts, but no such deduction shall be made exceeding such reasonable amount as the Securities and Exchange Commission may prescribe in accordance with Section 26(a)(2)(C) of the Investment Company Act of 1940, (2) terminate this Indenture and the trust created hereby and liquidate the Trust in the manner provided in Section 9.02, or (3) continue to act as Trustee hereunder without terminating this Indenture, acting in its own absolute discretion without appointing any successor Depositor and assuming such of the duties and responsibilities of the Depositor hereunder as the Trustee determines, in its absolute discretion, are necessary or desirable for the administration and preservation of the Trust, and receiving additional compensation at rates determined as provided in clause (1). If the Trustee continues so to act, it is authorized to employ one or more agents to perform portfolio supervisory services and such other of the services of the Depositor hereunder as the Trustee determines, in its sole discretion, to be necessary or desirable. The fees and expenses of such agent or agents shall be charged to the Trust in accordance with Section 6.04. All provisions of this Indenture relating to the liability and indemnification of the Trustee, including, without limitation, subparagraph (e) of this Section, shall apply to any responsibility assumed or action taken by the Trustee pursuant to this subparagraph.

(57)       The fourth or fifth paragraphs of Section 9.02 are hereby amended and replaced in their entirety with the following:

In connection with any such termination, the Trustee shall segregate:

(i)       such number of Securities as the Trustee, in its sole discretion, determines shall be necessary to liquidate to provide for fees and expenses of such Trust; and

(ii)       such number of the remaining Securities as shall be necessary to satisfy distributions to unitholders electing an In Kind Distribution.

In connection with the termination of a Trust, the Trustee will liquidate the Securities not segregated for In Kind Distributions during such period and in such daily amounts as the Supervisor shall direct. The Depositor shall direct the liquidation of the Securities in such manner as to effectuate orderly sales and a minimal market impact. Notwithstanding the foregoing, the Depositor shall direct the liquidation of Options in a Trust in an effort to liquidate all such Options prior to the expiration of such Options, provided, however, if the Depositor determines that it is in the best interest of the Trust, the Depositor may direct the Trustee to take such action as is necessary to exercise each in-the-money purchased Option and to provide for the settlement of the exercise of any written Option assigned to the Trust. In the event the Depositor does not provide directions as to the liquidation of Securities, the Securities shall be sold within a reasonable period and in such manner as the Trustee, in its sole discretion, shall determine, provided that the Trustee shall liquidate each Option position in a Trust on its expiration date prior to expiration or exercise, provided further that if any Option is not so liquidated, the Trustee shall take such action as is necessary to exercise each in-the-money purchased Option and to provide for the settlement of the exercise of any written Option assigned to the Trust. The Trustee shall not be liable for or responsible in any way for depreciation or loss incurred by reason of any sale or sales made in accordance with the Depositor’s direction or, in the absence of such direction, in the exercise of the discretion granted by this Section 9.02. The Trustee shall deduct from the proceeds of these sales and pay any tax or governmental charges and any brokerage commissions in connection with such sales. Amounts received by the Trustee representing the proceeds from the sales of Securities shall be credited to the Capital Account.”

(58)       Section 9.02(a) through (f) are hereby amended and replaced in their entirety with the following:

(a)       deduct from the Reserve Account of such Trust or, to the extent that funds are not available in such Reserve Account of such Trust, from the Income Account of such Trust or, to the extent that funds are not available in the Income Account of such Trust, from the Capital Account of such Trust, and pay to itself individually an amount equal to the sum of (i) its accrued compensation for its ordinary recurring services, (ii) any compensation due it for its extraordinary services in connection with such Trust, and (iii) any other costs, expenses or indemnities in connection with such Trust as provided herein;

(b)       deduct from the Reserve Account of such Trust or, to the extent that funds are not available in such Reserve Account of such Trust, from the Income Account of such Trust or, to the extent that funds are not available in the Income Account of such Trust, from the Capital Account of such Trust, and pay accrued and unpaid fees of the Evaluator, the Supervisor and counsel in connection with such Trust, if any;

(c)       deduct from the Income Account of such Trust or the Capital Account of such Trust any amounts which may be required to be deposited in the Reserve Account to provide for payment of any applicable taxes or other governmental charges and any other amounts which may be required to meet expenses incurred under this Indenture in connection with such Trust;

(d)       make final distributions from such Trust, as follows:

(i)       to each Unitholder requesting an In Kind Distribution (y) such holder’s pro rata portion of each of the Securities segregated for distribution in kind, in whole shares, and (z) cash equal to such Unitholder’s pro rata portion of the Income and Capital Accounts as follows: (1) a pro rata portion of the net proceeds of sale of the Equity Securities representing any fractional shares included in such Unitholder’s pro rata share of the Securities not segregated for liquidation to provide for Trust expenses and (2) cash equal to such Unitholder’s pro rata share of the sum of the cash balances of the Income and Capital Accounts as of the Mandatory Termination Date plus, in either case, the net proceeds of sale of the Securities segregated for liquidation to provide for Trust expenses less deduction of the fees and expenses specified in this Section 9.02 and less deduction of the Trustee’s cost of registration and delivery of such Unitholder’s Securities;

(ii)       to each Unitholder receiving distribution in cash, such holder’s pro rata share of the cash balances of the Income and Capital Accounts; and

(iii)       on the conditions set forth in Section 3.04 hereof, to all Unitholders, their pro rata share of the balance of the Reserve Account.

(e)       In Kind Distributions of Securities shall be made by the Trustee through the distribution of each of the Securities in book-entry form to the account of the Unitholder’s bank or broker-dealer at DTC; and

(f)       within 60 days after the distribution to each Unitholder as provided for in (d), furnish to each such Unitholder a final distribution statement, setting forth the data and information in substantially the form and manner provided for in Section 3.06 hereof.

(59)       Notwithstanding anything to the contrary in the Standard Terms and Conditions of Trust, no Unitholder other than the Depositor may request a distribution of Securities in-kind pursuant to Sections 5.02 or 9.02.

This Reference Trust Agreement shall be deemed effective when executed and delivered by the Sponsor and the Trustee.

IN WITNESS WHEREOF, the parties hereto have caused this Reference Trust Agreement to be duly executed.

Guggenheim Funds Distributors, LLC, Depositor

By   /s/ Amy Lee
Vice President and Secretary

The Bank of New York Mellon, Trustee

By   /s/ Margarita Kalantarova
Vice President

Schedule A

Securities Initially Deposited

Guggenheim Defined Portfolios, Series 2367

(Note: Incorporated herein and made a part hereof are the "Trust Portfolio(s)" as set forth in the Prospectus.)